Exhibit 99.1

Contacts:

Dov A. Goldstein, M.D.	E. Blair Schoeb	Aline Schimmel
Vicuron Pharmaceuticals Inc.	WeissComm Partners	Burns McClellan Inc.
610-205-2312	212-923-6737	212-213-0006
dgoldstein@vicuron.com	Blair@weisscommpartners.com	aschimmel@burnsmc.com

VICURON PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

King of Prussia, Penn., Nov. 4, 2004— Vicuron Pharmaceuticals Inc. (NASDAQ: MICU; Nuovo Mercato) today reported financial results for the three and nine month periods ended September 30, 2004.

Total revenues for the third quarter of 2004 were $1.8 million compared with $2.8 million for the third quarter of 2003. Total operating expenses were $17.7 in the third quarter 2004 compared to $22.3 million during the third quarter of 2003.

For the third quarter of 2004, Vicuron reported a net loss of $15.4 million or a net loss per share of $0.28 on 54.9 million weighted average shares. This compares to a net loss of $18.9 million or $0.36 per share on 52.8 million weighted average shares outstanding for the third quarter of 2003. Total revenues for the first nine months were $5.7 compared to $6.8 million for the same period in 2003. Total operating expenses for the first nine months of 2004 were $70.3 compared to $160.4 million for the first nine months of 2003.

For the nine months ended September 30, 2004, Vicuron reported a net loss of $63.1 million or a net loss per share of $1.16 on 54.5 million weighted average shares outstanding. This compares to a net loss for the same period of 2003 of $152.0 million or $3.38 per share on 44.9 million weighted average shares outstanding.

At September 30, 2004, cash and cash equivalents and unrestricted marketable securities totaled approximately $96.3 million, which does not include the net proceeds of $71.4 million from the recently completed public offering.

“In the third quarter we achieved numerous corporate milestones that continue to advance Vicuron. In August, we announced positive pivotal Phase 3 data with dalbavancin for the potential treatment of skin and soft tissue infections and, in September, we completed the enrollment of our Phase 3 clinical trial of anidulafungin for the potential treatment of invasive candidiasis/candidemia,” said

George F. Horner III, President and Chief Executive Officer of Vicuron. “Following discussions with the U.S. Food and Drug Administration, we now have two defined paths towards regulatory approval for anidulafungin in the United States. With net proceeds of approximately $71.4 million from our recent public offering in September, we are well positioned to continue to advance our product candidates. This past weekend at the ICAAC annual meeting, 40 oral and poster presentations highlighted the breadth and depth of our powerful pipeline in and commitment to the area of differentiated anti-infective agents.”

About Vicuron

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. In May 2004, Vicuron received an approvable letter from the FDA for its lead product anidulafungin for the treatment of esophageal candidiasis. The company’s other lead product, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, has completed Phase 3 clinical trials. The company’s versatile research engine integrates industry-leading expertise in functional genomics, natural products discovery, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, the company has research and development collaborations with leading pharmaceutical companies, such as Pfizer and Novartis.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed, or unsuccessful, that the timing of the filing of any new drug application or any amendment to a new drug application might be delayed, that clinical trials might indicate that a product candidate is unsafe or ineffective, that the FDA might require additional information to be submitted and additional actions to be taken before it will make any decision, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that the pipeline may not yield a new clinical candidate or a commercial product, that a third party may not be willing to license our product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for Vicuron’s products or market these competitive products more effectively, that a sales force may not be developed as contemplated and that one or more of Vicuron’s product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statement. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.

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VICURON PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues:
Collaborative research and development and contract services	$1,692	$2,173	$5,262	$6,054
License fees and milestones	136	626	411	784

Total revenues	1,828	2,799	5,673	6,838

Operating expenses:
Research and development	12,795	18,113	54,183	55,996
General and administrative	4,891	4,164	16,154	9,886
Acquired in-process research and development	—	—	—	94,532

Total operating expenses	17,686	22,277	70,337	160,414

Loss from operations	(15,858)	(19,478)	(64,664)	(153,576)

Other income (expense):
Invesmemt income	448	607	1,678	1,777
Interest expense	(16)	(43)	(69)	(155)

Net loss	$(15,426)	$(18,914)	$(63,055)	$(151,954)

Net loss per share:
Basic and diluted	$(0.28)	$(0.36)	$(1.16)	$(3.38)

Weighted average shares	54,882	52,799	54,511	44,903

VICURON PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$79,576	$113,361
Marketable securities	16,730	52,796
Accounts receivable, net	5,013	5,533
Prepaid expenses and other current assets	5,689	6,329

Total current assets	107,008	178,019
Property, plant and equipment	53,671	43,757
Intangible assets, net	23,356	23,373
Long-term receivables	11,411	9,787
Long-term marketable securities-restricted	2,983	3,232
Other assets	328	330

Total assets	$198,757	$258,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,866	$13,986
Accrued liabilities	13,020	15,085
Current portion of long-term debt	609	2,360
Current portion of deferred revenue	839	1,068

Total current liabilities	23,334	32,499
Long-term debt, less current portion	7,386	7,493
Deferred revenue, less current portion	1,554	1,750
Other long-term liabilities	7,786	2,973

Total liabilities	40,060	44,715

Stockholders’ equity:
Common stock	55	54
Additional paid-in capital	528,694	518,275
Deferred stock compensation	(235)	(454)
Accumulated other comprehensive income	19,962	22,632
Accumulated deficit	(389,779)	(326,724)

Total stockholders’ equity	158,697	213,783

Total liabilities and stockholders’ equity	$198,757	$258,498